                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2005
                                                         ----------------

                                  Langer, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-12991                11-2239561
          --------                       -------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)

      450 Commack Road, Deer Park, New York                  11729-4510
      -------------------------------------                  ----------
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: 631-667-1200
                                                    ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2005, Langer, Inc. (the "Company") renewed the lease of its
44,500 square foot principal executive office and orthotics manufacturing facility in Deer Park, New York, for a term commencing August 1, 2005, and expiring July 31, 2009. Annual base rent in the first lease year of the renewal term will be $343,095, and will increase by 4% in each lease year thereafter.
The Company continues to be responsible for its proportionate share of real estate taxes and common property operating charges on the premises of which the
Company's facility is a part.

ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
           AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On January 28, 2005, the Company concluded that the unaudited condensed consolidated balance sheet as of September 30, 2004, and the unaudited condensed consolidated statements of operations and cash flows for the six month period ended September 30, 2004 of Silipos, Inc. and subsidiary ("Silipos"), its wholly-owned subsidiary, and the Company's pro forma unaudited condensed consolidated statement of operations for the nine months ended September 30,
2004, contained in the Company's Current Report on Form 8-K/A filed with the
Securities and Exchange Commission on December 13, 2004 (the "8-K/A"), and its
Registration Statement on Form S-1 (the "S-1") filed with the Securities and
Exchange Commission November 23, 2004, incorrectly reported certain obligations of Silipos, and that such financial statements should not be relied upon.

On September 30, 2004, the Company acquired all of the issued and outstanding capital stock of Silipos from SSL Holdings, Inc., pursuant to a stock purchase agreement dated September 22, 2004, among the Company, SSL Holdings, Inc., LRC
North America, Inc. (the parent company of SSL Holdings, Inc.), and Silipos (the
"Silipos Purchase Agreement"). Silipos is a party to a supply agreement dated
August 20, 1999, with Poly-Gel, L.L.C., pursuant to which, among other things,
Poly-Gel has the right (the "Put Option") to require Silipos to purchase the assets or outstanding shares of Poly-Gel at a purchase price of 1.5 times
Poly-Gel's revenues in the 12 months ending immediately prior to the exercise of the Put Option. The Put Option expires by its terms on February 16, 2005.

Although the Put Option did not meet the definition of a derivative in accordance with paragraph 6(c) of SFAS No. 133 because there is no provision for net settlement, the Company has determined that the Put Option should be recorded at its fair value at September 30, 2004 in accordance with EITF 00-6 which describes the Securities and Exchange Commission's position that written options initially should be recorded at fair value and subsequently marked to market through earnings. Accordingly, the Company determined that Silipos should have recognized a liability of $2,355,000, which represents the difference between the purchase price under the Put Option and the fair value of Poly-Gel on September 30, 2004. The Company has, therefore, restated Silipos' unaudited condensed consolidated statement of operations for the six month period ended
September 30, 2004 to record a Put Option expense of $2,355,000 and the unaudited condensed consolidated balance sheet as of September 30, 2004 to record the obligation under the Put Option of $2,355,000. The S-1 was amended on
January 28, 2005 to reflect this liability and the Company plans to amend the
8-K/A to reflect this liability. This restatement did not result in a change to the Company's unaudited financial statements as of and for the nine month period ended September 30, 2004.

The Chairman of the Audit Committee and the Chief Financial Officer of the
Company discussed these matters with the independent accountants, and the Audit
Committee held two meetings to review these matters.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 2, 2005             LANGER, INC.

                                    By: /s/ Joseph P. Ciavarella
                                        ----------------------------------------
                                        Joseph P. Ciavarella, Vice President and
                                        Chief Financial Officer